Exhibit 10(b)(i)
                               CUSTOMER AGREEMENT

                        SMITH BARNEY AAA ENERGY FUND L.P.

                  This Agreement made and entered into as of the 12th day of February 1998, by and between SMITH BARNEY AAA ENERGY FUND L.P., a New York limited partnership (the "Partnership"), and SMITH BARNEY INC., a Delaware corporation ("SB").

                              W I T N E S S E T H :

                  WHEREAS, the Partnership has been organized under the laws of the State of New York for the purpose of achieving substantial capital appreciation through speculative trading of commodity interests, including, but not limited to, futures contracts, options, spot, and forward contracts; and

                  WHEREAS, the Partnership and SB wish to enter into this Agreement setting forth the terms and conditions upon which SB will perform brokerage and other services for the Partnership;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, it is agreed as follows:

1. Appointment of Broker/Dealer and Opening of Account. The Partnership hereby appoints SB as its commodity broker/dealer through whom the Partnership will execute trades in commodity interests including futures contracts, options, spot, and forward contracts. As soon as practicable following the conclusion of the Initial Offering Period (as defined in the Private Placement Offering Memorandum and Disclosure Document of the Partnership) of the units of limited partnership interest in the Partnership (the "Units"), provided at least 5,000 Units are sold, the Partnership shall deposit or cause to be deposited the partners' capital contributions in a commodity brokerage account with SB, and will maintain all of its assets, as they from time to time exist, in such account except for such amounts as may be necessary or desirable to be maintained in a bank account or with a broker to facilitate trading in interbank forward foreign currency transactions and the payment of Partnership expenses, redemptions or distributions. The Partnership shall execute such other documents as shall be necessary or appropriate to permit SB to perform its services hereunder.

2. Services of SB. SB agrees to use its best efforts to effect transactions for the Partnership's account and agrees to assist the Partnership or its general partner, Smith Barney Futures Management Inc. (the "General Partner"), in (a) calculating the Partnership's Net Assets and Net Asset value (as such terms are defined in the Partnership's Limited Partnership Agreement) at such times as may be required, (b) calculating any fees or allocations due the Partnership's trading advisor (the "Advisor"), (c) preparing and confirming financial information for annual or interim audits and reports and (d) establishing procedures for effecting redemptions, cash distributions and the liquidation of the Partnership upon termination. SB further agrees to furnish clerical and bookkeeping support for the administration of the Partnership.

3. (a) Brokerage and Other Fees. The Partnership shall pay to SB $18.00 per round turn futures transaction and $9.00 per side on option transactions as brokerage commissions. The Partnership shall also pay all National Futures Association, exchange, clearing, user and give-up fees, or shall reimburse SB for all such fees previously paid by SB on behalf of the Partnership. SB's fee may be increased or decreased at any time at SB's discretion upon notice to the Partnership.

       (b) Offering and Organizational Expenses. SB will initially bear all of the offering and organizational expenses related to the Initial Offering Period which are estimated at $75,000. Offering and organizational expenses will be reimbursed to SB from interest accrued to the Partnership. Offering expenses incurred in the Continuous Offering will be paid by the Partnership.

4. Payment of Interest. All of the assets of the Partnership which are deposited in the Partnership's accounts at SB will be deposited and maintained in cash. During the term of this Agreement, SB will, within ten (10) days following the end of each calendar month, credit the Partnership's brokerage accounts with a sum representing interest on eighty percent (80%) of the average daily equity maintained in cash in such accounts during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the closest maturity date thereto) from the date on which such weekly rate is determined. The equity maintained in cash in the account on Saturdays, Sundays and holidays shall be the equity maintained in cash in the account as of the close of business on the immediately preceding business day.

5. Trading Authorization. The General Partner has entered into an individual Advisory with AAA Capital Management, Inc. as the Partnership's Advisor pursuant to which the Advisor shall have discretion to order purchases and sales of commodity interests including futures contracts, options, spot, and forward contracts. SB is hereby authorized to execute all orders placed by the Advisor for the account of the Partnership until notified by the General Partner to the contrary, and shall have no obligation to inquire into the reason for or method of determining such orders, nor any obligation to monitor such orders in relation to the Partnership's trading policies. The provisions of this Paragraph 5 shall apply with equal force and effect to any other commodity trading advisor designated in the future by the General Partner.

6. Terms of the Account. The following terms and conditions shall be applicable to the Partnership's account:

(a) The word "property" is used herein to mean securities of all kinds, monies, options, commodities and contracts for the future delivery of, or otherwise relating to, commodities or securities and all property usually and customarily dealt in by brokerage firms.

(b) All transactions for the Partnership's account shall be subject to the regulations of all applicable federal, state and self-regulatory agencies including, but not limited to, the various commodity exchanges and the constitutions, rules and customs, as the same may be constituted from time to time, of the exchange or market (and its clearing house, if any) where executed. Actual deliveries are intended on all transactions. The Partnership also agrees not to exceed the speculative position limits for its own account, acting alone or in concert with others, and promptly to advise SB if it is required to file reports of its commodity positions with the Commodity Futures Trading Commission.

(c) Any and all property belonging to the Partnership, or in which it may have an interest, held by SB or carried in the Partnership's account (either individually or jointly with others) shall be subject to a general lien for the discharge of the Partnership's obligations to SB, wherever or however arising and without regard to whether or not SB has made advances with respect to such property, and SB is hereby authorized to sell and/or purchase any and all property in the Partnership's account without notice to satisfy such general lien.

(d) The Partnership agrees to maintain such collateral and/or margin as SB may, in its discretion, require from time to time and will pay on demand any amount owing with respect to its account. Against a "short" position in any commodity contract, prior to the maturity thereof, the Partnership will give SB instructions to cover, or furnish SB with all necessary delivery documents, and in default thereof, SB may, without demand or notice, cover the contracts, or if an order to buy in such contracts cannot be executed under prevailing conditions, SB may procure the actual commodity and make delivery thereof upon any terms and by any method which may be feasible. It is further agreed that if the Partnership fails to receive sufficient funds to pay for any commodities and commodity futures contracts and/or to satisfy any demands for original and/or variation margin, SB may, without prior demand and notice, sell any property held by it in the Partnership's account and any loss resulting therefrom will be charged to the Partnership's account.

(e) SB may, whenever in its discretion it considers it necessary for its protection, sell any or all property held in the Partnership's account, cancel any open orders for the purchase or sale of any property with or without notice to the Partnership, and SB may borrow or buy in any property required to make delivery against any sales, including a short sale, effected for the Partnership. Such sale or purchase may be public or private and may be made without advertising or notice to the Partnership and in such manner as SB may, in its discretion, determine, and no demands, calls, tenders or notices which SB may make or give in any one or more instances shall invalidate the aforesaid waiver on the Partnership's part. At any such sale SB may purchase the property free of any right of redemption and the Partnership shall be liable for any deficiency in its account.

(f) SB and the Partnership agree that the parties shall have the right to offset any unrealized gains and losses on the Partnership's open positions and to net any open orders for the purchase or sale of any property of the Partnership.

(g) The Partnership agrees to pay service fees and/or interest charges upon its account monthly at the prevailing and/or allowable rates according to the laws of the State of New York, as determined by SB at the time of the acceptance of this Agreement in its New York office and thereafter.

(h) If any provisions herein are or should become inconsistent with any present or future law, rule or regulation of any sovereign government or a regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

7. Indemnification. (a) In any action, suit, or proceeding to which SB was or is a party or is threatened to be made a party by reason of the fact that it is or was the commodity broker for the Partnership (other than an action by or in the right of the Partnership), the Partnership shall indemnify and hold harmless SB, subject to subparagraph (c), against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if SB acted in good faith and in a manner it reasonably believed to be in the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter which as to SB constituted negligence, misconduct or breach of its fiduciary obligations to the Partnership, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, SB is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by
Section 17 of the Partnership's Limited Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that SB did not act in good faith, and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership.

(a) To the extent that SB has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) above, or in defense of any claim, issue or matter therein, the Partnership shall indemnify it against the expenses, including attorneys' fees, actually and reasonably incurred by it in connection therewith.

(b) Any indemnification under subparagraph (a) above, unless ordered by a court, shall be made by the Partnership only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because SB has met the applicable standard of conduct set forth in subparagraph (a) above.

(c) The term SB as used in this Paragraph 7 shall include SB, its officers, directors, stockholders, employees and affiliates.

8. Termination. This Agreement may be terminated at any time by either party hereto upon notice to the other, in which event the brokerage accounts shall be closed and all positions open at such time shall be liquidated or shall be transferred to another broker as directed by the Partnership.

9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the State of New York.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                        SMITH BARNEY AAA ENERGY FUND L.P.

                    By: Smith Barney Futures Management Inc.
                                             (General Partner)


                                       By:  /s/ David J. Vogel
                                            David J. Vogel
                                            President and Director

                                       SMITH BARNEY INC.



                                       By:  /s/ David J. Vogel
                                            Name:
                                            Title:

ACKNOWLEDGMENT OF RISK AND OTHER DISCLOSURES

                  Receipt of the following Appendices which are attached hereto is hereby acknowledged by the Partnership.



Appendix I    Risk Disclosure Statement for Futures and Options.
I hereby acknowledge that I have received and understood the Risk Disclosure Statement for Futures and Options.


Appendix II   Foreign Currency Subordination Agreement.
I hereby acknowledge that I have received a copy of the Foreign Currency Subordination Agreement and I understand the information contained therein.

Appendix III  Bankruptcy Disclosure Statement.
I hereby acknowledge that I have received and understood this bankruptcy disclosure statement.


                        SMITH BARNEY AAA ENERGY FUND L.P.

                    By: Smith Barney Futures Management Inc.
                                             (General Partner)


                                       By:  /s/ David J. Vogel
                                            David J. Vogel
                                            President and Director

                                     APPI-4

                                     APPI-1
                                   Appendix I



                RISK DISCLOSURE STATEMENT FOR FUTURES AND OPTIONS

This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.

Futures

1.       Effect of 'Leverage' or 'Gearing'

Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are 'leveraged' or 'geared'. A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit: this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.

2. Risk-reducing orders or strategies.

The placing of certain orders (e.g. 'stop-loss' orders, where permitted under local law, or 'stop-limit' orders) which are intended to limit loss to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as 'spread' and 'straddle' positions may be as risky as taking simple 'long' or 'short' positions.

Options

3.       Variable degree of risk

Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarize themselves with the type of option (i.e. put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.

The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

Selling ('writing' or 'granting') an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavorably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the position is 'covered' by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.

Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.

Additional risks common to futures and options

4.       Terms and conditions of contracts

You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g. the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.

5. Suspension or restriction of trading and pricing relationships.

Market conditions (e.g. illiquidity) and/or the operation of the rules of certain markets (e.g. the suspension of trading in any contract or contract month because of price limits or 'circuit breakers') may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.

Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge 'fair' value.

6.       Deposited cash and property

You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specified legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

7.       Commission and other charges

Before you begin to trade, you should obtain a clear explanation of all commission, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.

8.       Transactions in other jurisdictions

Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade you should inquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.

9.       Currency risks

The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.

10. Trading facilities.

Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary; you should ask the firm with which you deal for details in this respect.

11.      Electronic trading

Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risk associated with the system including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.

12.      Off-exchange transactions

In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.

THIS BRIEF STATEMENT CANNOT, OF COURSE, DISCLOSE ALL THE RISKS AND OTHER ASPECTS OF THE COMMODITY MARKETS.

                                     APPII-2

                                     APPII-1
                                   Appendix II



                    FOREIGN CURRENCY SUBORDINATION AGREEMENT


         Funds of customers trading on United States contract markets may be held in accounts denominated in a foreign currency with depositories located outside the United States or its territories if the customer is domiciled in a foreign country or if the funds are held in connection with contracts priced and settled in a foreign currency. Such accounts are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks.

         By signing the accompanying acknowledgment, the customer authorizes the deposit of funds into such foreign depositories. For customers domiciled in the United States, this authorization permits the holding of funds in regulated accounts offshore only if such funds are used to margin, guarantee, or secure positions in such contracts or accrue as a result of such positions.

         In order to avoid the possible dilution of other customer funds, a customer who has funds held outside the United States must further agree that his claims based on such funds will be subordinated as described below in the unlikely event both of the following conditions are met:

         1. The customer's futures commission merchant is placed in receivership or bankruptcy, and

         2.       there  are  insufficient   funds  available  for  distribution
                  denominated in the foreign currency as to which the customer has a claim to satisfy all claims against those funds.

         By signing the accompanying acknowledgment the customer agrees that if both of the conditions listed above occur, the customer's claim against the futures commission merchant's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro-rata portion of such funds. It is further agreed that in no event may a customer whose funds are held overseas receive more than its pro-rata share of the aggregate pool consisting of funds held in dollars, funds held in the particular foreign currency, and non-segregated assets of the futures commission merchant.

                                    APPIII-1
                                  Appendix III



                         BANKRUPTCY DISCLOSURE STATEMENT


THIS STATEMENT IS FURNISHED TO YOU BECAUSE RULE 190.10(C) OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRES IT FOR REASONS OF FAIR NOTICE UNRELATED TO THIS COMPANY'S CURRENT FINANCIAL CONDITION.

1) YOU SHOULD KNOW THAT IN THE UNLIKELY EVENT OF THIS COMPANY'S BANKRUPTCY, PROPERTY, INCLUDING PROPERTY SPECIFICALLY TRACEABLE TO YOU, WILL BE RETURNED, TRANSFERRED OR DISTRIBUTED TO YOU OR ON YOUR BEHALF, ONLY TO THE EXTENT OF YOUR PRO RATA SHARE OF ALL PROPERTY AVAILABLE FOR DISTRIBUTION TO CUSTOMERS.

2) NOTICE CONCERNING THE TERMS FOR THE RETURN OF SPECIFICALLY IDENTIFIABLE PROPERTY WILL BE PUBLISHED IN A NEWSPAPER OF GENERAL CIRCULATION.

3)       THE COMMISSION'S   REGULATIONS  CONCERNING  BANKRUPTCIES  OF  COMMODITY
         BROKERS CAN BE FOUND AT 17 CODE OF FEDERAL REGULATIONS PART 190.